EXHIBIT 10-B

COLGATE-PALMOLIVE COMPANY SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN - TRANSITION TO NEW RECORDKEEPER
RESOLVED, that the Supplemental S&I Plan be and it hereby is amended, effective as of January 1, 2011, as follows:

1.	Section 2.6 of the Supplemental S&I Plan is hereby amended in its entirety to read as follows:

“Section 2.6 ‘Eligible Employee’ shall mean for Plan Years prior to 2011 (a) a non-union person who is employed by the Company on a full-time or part-time basis as of January 1, of a Plan Year and is, or is expected to become, eligible to participate in the Base Plan during the Plan Year, or (b) a United States Employee in Foreign Service as of January 1 of a Plan Year who is eligible to participate in the Base Plan, and whose Recognized Earnings for such Plan Year in either case are expected to be limited by Code section 401(a)(17). For Plan Years starting on January 1, 2011, ‘Eligible Employee’ shall mean (a) a non-union person who is employed by the Company on a full-time or part-time basis and is eligible to participate in the Base Plan, or (b) a United States Employee in Foreign Service who is eligible to participate in the Base Plan, and whose Recognized Earnings in either case are limited by Code section 401(a)(17).”
and be it further
RESOLVED, that the Committee, any member thereof or their delegees be, and hereby are, jointly and severally authorized and directed to take such actions, execute such documents and do all such things as they, or any one of them, may deem necessary, appropriate or desirable to carry out the intent and purposes of these resolutions; and be it further
RESOLVED, that all of the acts of the members of this Committee, and the officers, employees or agents of the Company, and each of them, for and on behalf of the Company, heretofore done or performed, which are in conformity with the intent and purposes of these resolutions, be, and the same hereby are, ratified, confirmed and approved in all respects (whether or not take prior to the date of these resolutions).